Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the registration statement on Form S-1, of Nevada Processing Solutions., of our audit report dated July 28, 2008 on our audit of the financial statements of Nevada Processing Solutions as of June 30, 2008 and June 30, 2007, and the related statements of operations, stockholders' equity and cash flows for June 30, 2008 and June 30, 2007 and since inception on May 30, 2006 through June 30, 2008, and our review report dated October 17, 2008 on our review of the financial statements as of September 30, 2008, and the related condensed statements of operations, stockholders' equity (deficit), and cash flows for the three-month period ended September 30, 2008 and since inception on May 30, 2006 through September 30, 2008 , and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    November 4, 2008


              6490 West Desert Inn Rd, Las Vegas, NV 89146
                    (702)253-7499 Fax (702)253-7501